EX-99.5a

Application for the Perspective
Fixed and Variable Annuity(R)

Owner
Name
Social Security Number
Tax I.D. Number
Date of Birth     Age      Sex
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
  Yes       No

Joint Owner
(Proceeds will be distributed on death of first Owner. Spousal Joint Owner has option to continue Contract in force.) Name Social Security Number/Federal I.D.
Date of Birth     Relationship to Owner
Are you a U.S. citizen?
  Yes        No

Annuitant (If other than Proposed Owner)
Name (Print as desired in policy)
Social Security Number/Federal I.D.
Date of Birth     Sex
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
  Yes      No

Joint Annuitant
Name
Social Security Number/Federal I.D.
Date of Birth
Are you a U.S. citizen?
    Yes        No

The Beneficiary
PRIMARY NAME
Date of Birth     Relationship to Owner
Address
CONTINGENT NAME   Date of Birth     Relationship to Owner

Premium Payment
Initial Premium with application    $
Capital Protection Program
Capital Protection Program?      Yes     No
Which Guaranteed Account Option do you intend for the Capital Protection
Program?   1 year   3 year   5 year   7 year

Now that you have determined which Guaranteed Account Option you intend to use, indicate how you would like the balance of your initial investment allocated in the Premium Allocation Section below.

Contract Enhancement Option
By checking "Yes" below, I hereby elect to participate in the Contract Enhancement Option.
  Yes       No

Premium Allocation (Whole percentages - must total 100%)
         %        AIM/JNL Value II
         %        AIM/JNL Small Cap Growth
         %        AIM/JNL Large Cap Growth
         %        JNL(R)/Alger Growth
         %        JNL/Alliance Growth
         %        JNL/Eagle Core Equity
         %        JNL/Eagle SmallCap Equity
         %        JNL/Janus Aggressive Growth
         %        JNL/Janus Balanced
         %        JNL/Janus Capital Growth
         %        JNL/Oppenheimer Global Growth
         %        JNL/Oppenheimer Growth
         %        JNL/Putnam Growth
         %        JNL/Putnam International Equity
         %        JNL/Putnam Midcap Growth
         %        JNL/Putnam Value Equity
         %        PPM America/JNL Balanced
         %        PPM America/JNL High Yield Bond
         %        PPM America/JNL Money Market
         %        Salomon Brothers/JNL Global Bond
         %        Salomon Brothers/JNL U.S. Government & Quality Bond
         %        T. Rowe Price/JNL Established Growth
         %        T. Rowe Price/JNL Mid-Cap Growth
         %        T. Rowe Price/JNL Value
         %        JNL/S&P Conservative Growth I
         %        JNL/S&P Moderate Growth I
         %        JNL/S&P Aggressive Growth I
         %        JNL/S&P Very Aggressive Growth I
         %        JNL/S&P Equity Growth I
         %        JNL/S&P Equity Aggressive Growth I
         %        PIMCO/JNL Total Return Bond
         %        Lazard/JNL Small Cap Value
         %        Lazard/JNL Mid Cap Value

Guaranteed Account Options
1 year ____%   3 year ____%   5 year ____%    7 year ____%
Subsequent payments will be invested as indicated in Premium Allocation above unless the Company is otherwise instructed.

Will this annuity replace any existing life insurance or annuity?
  Yes     No      Details:
Company
Policy No.

Annuity Type
Plan Type
 Non-Tax Qualified
 IRA -- Individual
 IRA -- Custodial
 IRA -- SEP
 IRA -- Roth
 Contribution Year ________
 401(k) Qualified Savings Plan
 HR-10 (Keogh) Plan
 Deferred Compensation
 403(b) TSA (Direct Transfer only)
 Other __________________

Type of Transfer
 IRC 1035 Exchange
 Direct Transfer
 Direct Rollover
 Non-Direct Rollover
 Roth Conversion

Income Date
Anticipated Income/Annuity Date:  _______________________
If Income Date is not specified, age 90 (age 70 1/2 for Qualified Plans) will be used.

Rebalancing
Rebalancing to begin on____/____/____ (date).
Rebalancing to my Premium Allocation above should occur:
  Monthly     Quarterly     Semiannually     Annually

Dollar-Cost Averaging/Earnings Sweep
Dollar-Cost Averaging      Yes      No
I (We) authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from all variable accounts and the one-year Guaranteed Account Option. (Check transfer frequency.)
           Monthly          Quarterly        Semiannually       Annually
Source Fund (One source fund only)
Earnings Sweep      Yes      No
Transfer previous month's earnings from either the 1-Year Guaranteed Account or the PPM America/JNL Money Market Portfolio.
Choose one Source Fund:
 1-Year Guaranteed Account
 PPM America/JNL Money Market Portfolio
Please make the first transfer on ____/____/____ (m/d/y)
(Earnings Sweep transfer must be within 30 days of premium receipt.)
Transfers will be made from the Source Fund to the following Target Fund(s):
Target Fund       Amount (DCA only)
                  $
                  $
                  $

Systematic Withdrawal Program
By checking "yes" below I hereby elect to participate in the Systematic Withdrawal Program. In so doing, I authorize the company to forward the appropriate administrative form for my review and signature. I understand that this request is subject to the terms of the Contract, and receipt of a properly
executed form.   yes    no

Important: Make all Checks Payable only to Jackson National Life Insurance Company of New York.
1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete and true.
2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.
3. I (We) understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL/NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I (We) have been given a current Prospectus for this variable annuity and for each Series listed above.
5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.
6. I (We) understand the restrictions imposed by ss. 403 (b)(11) of the Internal Revenue Code. I (We) understand the investment alternatives available under my
(our) employer's 403(b) plan, to which I (we) may elect to transfer my (our) Contract value.
7. I (We) understand that amounts payable from the Guaranteed Account Options under this Contract are subject to an interest rate adjustment if withdrawn or transferred prior to the end of the applicable guaranteed period.
8. If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the "Capital Protection Program Disclosure Statement."

Dated and signed
at
         City     State

on       Date

Signature of Owner
Signature of Joint Owner or Joint Annuitant Title
Signature of Annuitant if other than Owner

Registered Representative Statement: (Must check appropriate box.) I have complied with requirements for disclosure and/or replacement as necessary. I certify that I am authorized and qualified to discuss the Contract herein applied for. To the best of my knowledge and belief, this application will/will not replace any life insurance or annuities. Please provide a State Replacement form where required.

Producer/Representative's Full Name (Please Print)   Phone No.
Address           City     State
Signature of Producer/Representative                 Date
Broker/Dealer Name and No.                  JNL/NY Producer No.

Application, funds and transfer paperwork must be sent to:
Jackson National Life Insurance Company of New York
Attn.:  Annuity Service Center
P.O. Box 0809
Denver, CO  80263-0809
800/599-5651
(Please call 7:00 a.m. to 6:00 p.m. MT)

Attn.:  IMG Service Center
P.O. Box 33178
Detroit, MI  48232-5178
888/464-7779
(Banks and financial institutions send to IMG)